Exhibit 99.1

DarkPulse, Inc. JV Company, Neural Logistics, Seeks FDA Designation For ALS Patients

Brain Technology Designed to Enable Speech from Thought Seeks FDA Designation for ALS Patients

HOUSTON, Texas, August 1, 2023, DarkPulse, Inc. (OTC: DPLS) (“DarkPulse”, “DPLS", or "the Company") today announced its joint-venture company, Neural Logistics, is seeking Humanitarian Use Device designation from the FDA for its prosthesis, which is designed to restore speech to cognitively intact individuals suffering from movement-impairing conditions such as ALS, locked-in syndrome, and others. At this time, the FDA designation sought is specifically intended for the treatment of ALS patients in the United States. Neural Logistics is preparing to implant locked-in people in the near future.

Neural Logistics’ device, which uses the Neuronexus Neurotrophic Electrode (NXNE), is the culmination of decades of ground-breaking research and development, consists of two parts: the first is the electrode itself – implanted into the speech motor cortex region of the brain – which measures and transmits ongoing neural activity, and the second is the algorithms, which are built to decode neural activity into speech.

Recent results from brain recordings in rats using these novel electrodes indicate that machine learning algorithms built by a technology partner based in Los Angeles, California, successfully decoded two different brain signal firing patterns with above 95% accuracy, with consistency over time. This same approach will be the basis for distinguishing multiple words and phrases when decoding real-time brain signals from locked-in people, enabling speech from thought. These results are key to a successful speech prosthesis for movement-impaired individuals.

“I am excited by the prospect of offering immense quality-of-life improvements for ALS and locked-in patients who are currently unable to communicate, despite being cognitively intact. Requesting Humanitarian Use Device designation from FDA is a key milestone towards that goal,” said Dr. Phil Kennedy, MD, PhD co-CEO with co-CEO Dennis O’Leary of Neural Logistics LLC.

The NXNE electrode is of paramount importance for long term speech and other prosthetic devices. While implants used by Neuralink, Braingate and others typically start with high-quality signals which degrade over the course of months and years due to the body’s immune response that results in scarring, this electrode’s unique approach means that neurons grow into the implant. The result is a viable, long-term signal. Indeed, the electrode has been used successfully for 13 years in a locked-in man until his death, with no signal deterioration nor histological evidence of scarring.

About Neural Logistics LLC.

Neural Logistics is a joint-venture company between DarkPulse, Inc. and Neural Signals Inc.

About Neural Signals Inc.

Neural Signals Inc. is a C-corporation based and incorporated in the State of Georgia in 1989. It was primarily a research company that has transitioned into providing a speech prosthetic for those who are locked-in, that is paralyzed and mute, but alert and intelligent. It has been funded by the Small Business Innovative Research program of the National Institutes of Health. It has received over $4 million in funding to date in collaboration with other scientists listed under the “Partners” tab on its website. Now, most importantly, it is working in collaboration with Dark Pulse, Inc. (a public company) as a joint venture called Neural Logistics LLC.

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The Neurotrophic Electrode is the essential technology on which the whole effort is based. It was first developed at the Georgia Institute of Technology, Atlanta, Georgia, and implanted in rats in 1986. Dr. Roy A. E. Bakay was instrumental in performing monkey implants of the electrode at Yerkes Primate Center, Emory University, Atlanta Georgia from 1989 to 1992. Following those successful studies, the first human implant was performed in 1996 with FDA permission at Emory University. Six human subjects have been implanted to date, the last (PK) being in 2014. The first four were aimed at providing communication to a computer in order to produce synthesized speech slowly spelled out letter by letter. Subject 5 was implanted with the aim of providing near-conversational speech of several short but useful words and phrases. Details of this successful implant are in the publications in the Research section of the web site: www.neuralsignals.comhtt . Subject 6 is Dr. Kennedy whose data showed that silent speech can be detect just as easily as audible speech. See the Research tab for publications on his and other’s results.

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains, and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position. For more information, visit www.DarkPulse.com

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